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EXHIBIT 23.2

                                BRIAN F. FAULKNER
                         A PROFESSIONAL LAW CORPORATION
                         27127 CALLE ARROYO, SUITE 1923
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 240-1361


May 9, 2007


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Continan Communications, Inc. - Form S-8

Dear Sir/Madame:

         I have acted as counsel to Continan Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of two million five hundred thousand (2,500,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2007 Stock and Option Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                     Sincerely,



                                                     /s/  Brian F. Faulkner
                                                     ---------------------------
                                                     Brian F. Faulkner